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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Walker & Dunlop, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-171205) on Form S-8 and (No. 333-178878) on Form S-3 of Walker & Dunlop, Inc. of our report dated March 9, 2012, with respect to the consolidated balance sheets of Walker & Dunlop Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appears in the December 31, 2011 Annual Report on Form 10-K of Walker & Dunlop Inc.

                      /s/ KPMG LLP

McLean, Virginia
March 9, 2012

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm